Exhibit (m)(1): Calculations of Illustrations for Succession Select
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $71,243.53 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$57,743.77
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,251.85
- Mortality & Expense Charge****	$658.93
+ Hypothetical Rate of Return*****	$(739.45)

=	$71,244	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$34.28
2	$34.28
3	$34.29
4	$34.30
5	$34.31
6	$34.32
7	$34.32
8	$34.33
9	$34.34
10	$34.35
11	$34.36
12	$34.37

Total	$411.85

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(62.66)
2	$(62.47)
3	$(62.27)
4	$(62.09)
5	$(61.90)
6	$(61.72)
7	$(61.52)
8	$(61.34)
9	$(61.15)
10	$(60.96)
11	$(60.78)
12	$(60.59)

Total	$(739.45)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$71,243.53
- Year 5 Surrender Charge	$18,694.85

=	$52,549	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $85,469.60 = $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$67,185.31
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,246.67
- Mortality & Expense Charge****	$743.97
+ Hypothetical Rate of Return*****	$4,124.93

=	$85,470	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.92
2	$33.92
3	$33.91
4	$33.91
5	$33.90
6	$33.89
7	$33.89
8	$33.88
9	$33.87
10	$33.87
11	$33.86
12	$33.85

Total	$406.67

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$339.78
2	$340.49
3	$341.21
4	$341.93
5	$342.65
6	$343.37
7	$344.09
8	$344.82
9	$345.55
10	$346.29
11	$347.02
12	$347.75

Total	$4,124.93
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$85,469.60
- Year 5 Surrender Charge	$18,694.85

=	$66,775	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $102,139.79 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$77,816.17
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,240.73
- Mortality & Expense Charge****	$839.73
+ Hypothetical Rate of Return*****	$10,254.07

=	$102,140	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.53
2	$33.51
3	$33.48
4	$33.46
5	$33.43
6	$33.41
7	$33.38
8	$33.36
9	$33.33
10	$33.31
11	$33.28
12	$33.25

Total	$400.73

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$822.26
2	$827.96
3	$833.72
4	$839.52
5	$845.36
6	$851.26
7	$857.20
8	$863.19
9	$869.22
10	$875.31
11	$881.44
12	$887.63

Total	$10,254.07

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$102,139.79
- Year 5 Surrender Charge	$18,694.85

=	$83,445	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $69,475.93 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$56,442.52
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,748.21
- Mortality & Expense Charge****	$644.79
+ Hypothetical Rate of Return*****	$(723.59)

=	$69,476	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$55.60
2	$55.61
3	$55.63

Month	COI
4	$55.65
5	$55.66
6	$55.68
7	$55.69
8	$55.71
9	$55.72
10	$55.74
11	$55.75
12	$55.77

Total	$668.21

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(61.51)
2	$(61.29)
3	$(61.07)
4	$(60.85)
5	$(60.62)
6	$(60.41)
7	$(60.19)
8	$(59.96)
9	$(59.75)
10	$(59.53)
11	$(59.31)
12	$(59.09)

Total	$(723.59)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$69,475.93
- Year 5 Surrender Charge	$18,694.85

=	$50,781	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $83,455.49 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$65,734.67
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,739.95
- Mortality & Expense Charge****	$728.52
+ Hypothetical Rate of Return*****	$4,039.29

=	$83,455	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$55.04
2	$55.03
3	$55.02
4	$55.02
5	$55.01
6	$55.00
7	$54.99
8	$54.98
9	$54.98
10	$54.97
11	$54.96
12	$54.95

Total	$659.95

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$333.69
2	$334.22
3	$334.74
4	$335.27
5	$335.79
6	$336.33
7	$336.87
8	$337.40
9	$337.94
10	$338.48
11	$339.02
12	$339.56

Total	$4,039.29
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$83,455.49
- Year 5 Surrender Charge	$18,694.85

=	$64,761	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $99,846.64 = $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$76,202.03
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,730.48
- Mortality & Expense Charge****	$822.85
+ Hypothetical Rate of Return*****	$10,047.94

=	$99,847	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$54.41
2	$54.37
3	$54.34
4	$54.30
5	$54.26
6	$54.23
7	$54.19
8	$54.15
9	$54.11
10	$54.08
11	$54.04
12	$54.00

Total	$650.48

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$807.76
2	$812.99
3	$818.27
4	$823.59

Month	Interest
5	$828.94
6	$834.35
7	$839.79
8	$845.28
9	$850.83
10	$856.40
11	$862.03
12	$867.70

Total	$10,047.94
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$99,846.64
- Year 5 Surrender Charge	$18,694.85

=	$81,152	(rounded to the nearest dollar)